SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2019

CPI CARD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37584	26-0344657
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

CPI Card Group Inc. 10026 West San Juan Way Littleton, CO 80127	80127
(Address of principal executive offices)	(Zip Code)

(303) 973-9311

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PMTS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

For 2019, CPI Card Group Inc. (the “Company”) previously adopted the 2019 Executive Incentive Plan (the “EIP”) and also entered into Retention Agreements in lieu of making equity awards and establishing an annual incentive plan under the Company’s Omnibus Incentive Plan, as amended and restated effective September 25, 2017 (the “Incentive Plan”) with respect to the 2019 calendar year.  The Company, the Company’s compensation consultant and the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) have determined that in light of the effectiveness of the EIP and the Retention Agreements and their success at retaining and motivating an executive leadership team who has continued to significantly improve the Company’s business performance over the last twelve months, the Company has decided to (i) adopt a new Executive Short-Term Incentive Plan (the “STIP”) to replace the EIP following the conclusion 2019 calendar year, which in form and substance replicates the EIP, (ii) make incentive payments to the Company’s named executive officers that remain current employees (“NEOs”) and other key employees based on the Company’s achievement of performance goals under the STIP with respect to the 2020 calendar year (the “Incentive Payments”); and (iii) enter into additional Retention Agreements (the “Retention Agreements”) with the Company’s NEOs and other key employees.

Accordingly, effective September 10, 2019, the Compensation Committee approved (i) the STIP; and (ii) the Retention Agreements with the Company’s NEOs, pursuant to which the Company agreed to pay retention payments to such persons (the “Retention Payments”). The STIP and the Retention Payments are each described in more detail below.

The STIP

Purpose.  The purpose of the STIP is to align the interests of the Company and participating employees. The STIP provides a means of rewarding STIP Participants (as defined below) based on the achievement of certain quarterly and annual performance goals under the STIP (“Performance Goals”).

Term.  The STIP will become effective as of January 1, 2020. The STIP has a term continuing until December 31 of each calendar year, beginning with calendar year 2020, unless earlier terminated or extended pursuant to the approval of the Compensation Committee. The Compensation Committee has the right, in its sole discretion, to modify, supplement, suspend or terminate the STIP at any time, subject to certain exceptions.

Eligibility.  The Compensation Committee has the authority to designate persons, from time to time, as participants under the STIP (the “STIP Participants”). Currently, the Company’s NEOs and other key employees are designated as STIP Participants.

STIP Performance Goals and Quarterly/Annual Performance Incentives

Eighty percent (80%) of a participant’s total incentive opportunity may be earned under the STIP on a quarterly basis (the “Quarterly Component”) and twenty percent (20%) of a participant’s total incentive opportunity may be earned under the STIP on an annual basis (the “Annual Component”). The Quarterly Component and Annual Component for each NEO is as follows: Mr. Scott Scheirman, President and Chief Executive Officer, has a Quarterly Component equal to $852,880 ($213,220 per quarter) and an Annual Component equal to $213,220. Mr. Lane Dubin, SVP and General Manager, Prepaid and Instant Issuance, has a Quarterly Component equal to $213,440 ($53,360 per quarter) and an Annual Component equal to $53,360.  Mr. Jason Bohrer, SVP and General Manager, Secure Card, has a

Quarterly Component equal to $190,320 ($47,580 per quarter) and an Annual Component equal to $47,580.

Quarterly Component

Subject to the provisions of the STIP and any participation agreement between a STIP Participant and the Company (a “Participation Agreement”), each STIP Participant shall have the opportunity to earn 25% of the STIP Participant’s Quarterly Component for each quarter during the term of the plan (a “Quarterly Performance Incentive”), with the first performance period being January 1 through March 31 (each such quarter, a “Performance Period”), depending on the achievement of the performance goals for each Performance Period (the “Performance Goals”).

In addition to being measured on a quarterly basis, the Performance Goal for each Performance Measure shall be measured cumulatively during the second, third and fourth quarters of the term such that employees may receive “catch-up” payments if the Company fails to achieve Performance Goals for a given Performance Period but overachieves its Performance Goals in a subsequent quarter. For the second, third and fourth quarters of the term, a STIP Participant shall earn an amount equal to the positive difference, if any, between (i) the aggregate Quarterly Performance Incentive payable based on achievement, as applicable, of the cumulative Performance Goals as of the end of such quarter, and (ii) the Quarterly Performance Incentive actually paid for prior quarters during the term, if any. Any such cumulative “catch-up” payment for a quarter is payable in addition to any Quarterly Performance Incentive earned for that quarter. Notwithstanding the foregoing, any payment made under the STIP with respect to the first three applicable Performance Periods will be capped at one-hundred twenty-five (125%) of the Quarterly Target Incentive.

Annual Component

Subject to the provisions of the STIP and a STIP Participant’s Participation Agreement, each STIP Participant shall have the opportunity to earn one-hundred percent (100%) of the STIP Participant’s Annual Component, at target performance, during each calendar year beginning with 2020, depending on the achievement of the Performance Goals for such year.

Performance Goals

The Company shall develop and the Compensation Committee shall approve the performance measures underlying the Performance Goals (the “Performance Measures”). The Compensation Committee shall have the discretion to adjust Performance Measures on a pro forma basis pursuant to the terms of the STIP. The potential amount payable upon the achievement of the applicable Threshold, Target and Maximum Performance Goals is based on a given STIP Participant’s Performance Incentive, which will be set forth in each STIP Participant’s Participation Agreement.

One hundred percent (100%) of a Quarterly Performance Incentive and Annual Performance Incentive will be based on the Company’s Performance Levels, which is expected to be the sum of the weighted actual achievement of the Performance Goals for each Performance Measure in a particular Performance Period. Achievement of the Performance Goals will be calculated on the basis of straight-line interpolation between the Threshold, Target and Maximum Achievement levels for each applicable Performance Measure underlying the Performance Goal. Payouts for the Quarterly Performance Incentive and Annual Performance Incentive can range from 0% to 200%, based on Company performance.  Notwithstanding the foregoing, any payment made under the STIP with respect to the first three applicable Performance Periods will be capped at one-hundred twenty-five (125%) of the Quarterly Target Incentive.

Retention Payments

In addition to the adoption of the STIP, the Company entered into Retention Agreements with the Company’s NEOs and other key employees, each of which becomes effective upon the recipient’s execution of their Retention Agreement. Under the terms of each Retention Agreement, each recipient is entitled to a cash Retention Payment of a specified amount. The Retention Payments will be paid in October 2019.

Under the Retention Agreements, in the event a recipient of a Retention Payment voluntarily terminates his or her employment without Good Reason (as defined in each Retention Agreement), or the Company terminates such recipient’s employment for Cause (as defined in each Retention Agreement), in either case, before March 15, 2021 (the “Retention Date”), then such recipient will be required to promptly repay to the Company, in any event no later than ten (10) days following such termination, an amount equal to the Retention Payment. A recipient will not be required to repay a Retention Payment in the event of termination of employment due to death or disability, by the Company without Cause or by the recipient for Good Reason prior to the Retention Date.

The Retention Payments to each NEO under the Retention Agreements will be $710,700 for Mr. Scheirman, $178,200 for Mr. Dubin and $158,600 for Mr. Bohrer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2019

CPI CARD GROUP INC.

By:	/s/ John Lowe
Name: John Lowe
Title: Chief Financial Officer